                                                                    EXHIBIT 11.1

                                        PAGEMART WIRELESS, INC.


                                                                                      THREE MONTHS ENDED JUNE 13, 1996
                                                                                   --------------------------------------
                                                                                      NUMBER      PERCENT      EQUIVALENT
                                                                                    OF SHARES    OUTSTANDING     SHARES
                                                                                   ----------    -----------   ----------
COMMON STOCK
   From Founders' Stock                                                             2,300,000       100.00%     2,300,000
   Stock Options Exercised                                                            537,414        99.55%       534,988
   Preferred Stock Converted to Common Stock                                       15,310,943       100.00%    15,310,943
   1994 Common Stock Offerings                                                     11,242,857       100.00%    11,242,857
   1995 Common Stock Offerings                                                      4,323,874       100.00%     4,323,874
   Impact of warrants, options and shares issued during
       the year preceding the initial public offering                                 978,581       100.00%       978,581
                                                                                   ----------                  ----------
                                                                                   34,693,669                  34,691,243


Weighted Average Shares Outstanding at 6/13/96                                                                 34,691,243

6/13/96 Shares Weighted at 74 days                                                                             28,210,461




                                                                                      THREE MONTHS ENDED JUNE 30, 1996
                                                                                   --------------------------------------
                                                                                      NUMBER     PERCENT      EQUIVALENT
                                                                                    OF SHARES   OUTSTANDING     SHARES
                                                                                   ----------    -----------   ----------
COMMON STOCK
   From Founders' Stock                                                             2,300,000      100.00%     2,300,000
   Stock Options Exercised                                                            552,919      100.00%       552,919
   Preferred Stock Converted to Common Stock                                       15,310,943      100.00%    15,310,943
   1994 Common Stock Offerings                                                     11,242,857      100.00%    11,242,857
   1995 Common Stock Offerings                                                      4,323,874      100.00%     4,323,874
   1996 Common Stock Offering                                                       6,000,000      100.00%     6,000,000
                                                                                   ----------               -------------
                                                                                   39,730,593                 39,730,593

Weighted Average Shares Outstanding at 6/30/96                                                                39,730,593

6/30/96 Shares Weighted at 17 days                                                                             7,422,199

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and 6/30/96                                                 35,632,660

NET LOSS FOR NET LOSS PER SHARE                                                                             $(12,129,000)

NET LOSS PER SHARE                                                                                                ($0.34)
                                                                                                            ============
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